i













                                CREDIT AGREEMENT

                           Dated as of August 29, 2003

                                      among

                         SCB COMPUTER TECHNOLOGY, INC.,
                         NATIONAL SYSTEMS & RESEARCH CO.
                           AND REMTECH SERVICES, INC.
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                                       and

                         The Other Lenders Party Hereto













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

                                TABLE OF CONTENTS

Section               ............................................................................................Page

Article I.            DEFINITIONS AND ACCOUNTING TERMS...............................................................1
         1.01         Defined Terms..................................................................................1
         1.02         Other Interpretive Provisions.................................................................13
         1.03         Accounting Terms..............................................................................13
         1.04         Rounding......................................................................................13
         1.05         References to Agreements and Laws.............................................................14
         1.06         Letter of Credit Amounts......................................................................14
Article II.           THE COMMITMENTS AND CREDIT EXTENSIONS.........................................................14
         2.01         Committed Loans...............................................................................14
         2.02         Borrowings, Conversions and Continuations of Committed Loans..................................14
         2.03         Letters of Credit.............................................................................15
         2.04         Term Loans....................................................................................20
         2.05         Senior Credit Facility Purpose; Limits to Availability........................................20
         2.06         Prepayments...................................................................................20
         2.07         Reduction or Termination of Commitments.......................................................21
         2.08         Repayment of Loans............................................................................21
         2.09         Interest......................................................................................21
         2.10         Fees..........................................................................................21
         2.11         Computation of Interest and Fees..............................................................22
         2.12         Evidence of Debt..............................................................................22
         2.13         Payments Generally............................................................................22
         2.14         Sharing of Payments...........................................................................24
Article III.          TAXES, YIELD PROTECTION AND ILLEGALITY........................................................24
         3.01         Taxes.........................................................................................24
         3.02         Illegality....................................................................................25
         3.03         Inability to Determine Rates..................................................................25
         3.04         Increased Cost and Reduced Return; Capital Adequacy; Reserves on
                      Eurodollar Rate Committed Loans.............................................................. 25
         3.05         Funding Losses................................................................................25
         3.06         Matters Applicable to all Requests for Compensation...........................................26
         3.07         Survival......................................................................................26
Article IV.           CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.....................................................26
         4.01         Conditions of Initial Credit Extension........................................................26
         4.02         Conditions to all Credit Extensions and Conversions and Continuations.........................28
Article V.            REPRESENTATIONS AND WARRANTIES................................................................28
         5.01         Existence, Qualification and Power; Compliance with Laws......................................28
         5.02         Authorization; No Contravention...............................................................29
         5.03         Governmental Authorization....................................................................29
         5.04         Binding Effect................................................................................29
         5.05         Financial Statements; No Material Adverse Effect..............................................29
         5.06         Litigation....................................................................................29
         5.07         No Default....................................................................................29
         5.08         Ownership of Property; Liens..................................................................29
         5.09         Environmental Compliance......................................................................30
         5.10         Insurance.....................................................................................30
         5.11         Taxes.........................................................................................30
         5.12         ERISA Compliance..............................................................................30
         5.13         Subsidiaries..................................................................................30
         5.14         Disclosure....................................................................................30
         5.15         Compliance with Laws..........................................................................30
         5.16         Margin Regulations, Investment Company Act; Public Holding Company Act........................31
         5.17         Tax Shelter Regulations.......................................................................31
         5.18         Rights in Collateral; Priority of Liens.......................................................31
         5.19         Payments to Blocked Accounts..................................................................31
Article VI.           AFFIRMATIVE COVENANTS.........................................................................31
         6.01         Financial Statements..........................................................................31
         6.02         Certificates; Other Information...............................................................32
         6.03         Notices.......................................................................................32
         6.04         Payment of Obligations........................................................................33
         6.05         Preservation of Existence, Etc................................................................33
         6.06         Maintenance of Properties.....................................................................33
         6.07         Maintenance of Insurance......................................................................33
         6.08         Compliance with Laws..........................................................................33
         6.09         Books and Records.............................................................................33
         6.10         Inspection Rights.............................................................................33
         6.11         Use of Proceeds...............................................................................34
         6.12         Financial Covenants...........................................................................34
         6.13         Additional Guarantors.........................................................................34
         6.14         Collateral Records............................................................................35
         6.15         Security Interests............................................................................35
         6.16         Payments Under Contracts......................................................................35
Article VII.          NEGATIVE COVENANTS............................................................................36
         7.01         Liens.........................................................................................36
         7.02         Investments...................................................................................36
         7.03         Indebtedness..................................................................................37
         7.04         Fundamental Changes...........................................................................37
         7.05         Dispositions..................................................................................37
         7.06         Restricted Payments...........................................................................38
         7.07         Change in Nature of Business..................................................................38
         7.08         Transactions with Affiliates..................................................................38
         7.09         Margin Regulations............................................................................38
         7.10         Equity Securities.............................................................................38
Article VIII.         EVENTS OF DEFAULT AND REMEDIES................................................................39
         8.01         Events of Default.............................................................................39
         8.02         Remedies Upon Event of Default................................................................40
         8.03         Application of Funds..........................................................................40
Article IX.           AGENT.........................................................................................41
         9.01         Appointment and Authorization of Agent........................................................41
         9.02         Delegation of Duties..........................................................................41
         9.03         Liability of Agent............................................................................41
         9.04         Reliance by Agent.............................................................................42
         9.05         Notice of Default.............................................................................42
         9.06         Credit Decision; Disclosure of Information by Agent...........................................42
         9.07         Indemnification of Agent......................................................................42
         9.08         Agent in its Individual Capacity..............................................................43
         9.09         Successor Agent...............................................................................43
         9.10         Agent May File Proofs of Claim................................................................43
         9.11         Guaranty Matters..............................................................................44
         9.12         Collateral Matters............................................................................44
Article X.            MISCELLANEOUS.................................................................................45
         10.01        Amendments, Etc...............................................................................45
         10.02        Notices and Other Communications; Facsimile Copies............................................45
         10.03        No Waiver; Cumulative Remedies................................................................46
         10.04        Attorney Costs, Expenses and Taxes............................................................46
         10.05        Indemnification by Borrower...................................................................46
         10.06        Payments Set Aside............................................................................47
         10.07        Successors and Assigns........................................................................47
         10.08        Confidentiality...............................................................................49
         10.09        Set-off.......................................................................................49
         10.10        Interest Rate Limitation......................................................................50
         10.11        Counterparts..................................................................................50
         10.12        Integration...................................................................................50
         10.13        Survival of Representations and Warranties....................................................50
         10.14        Severability..................................................................................50
         10.15        Governing Law; Submission to Jurisdiction.....................................................50
         10.16        Waiver of Right to Trial by Jury..............................................................51
         10.17        Time of the Essence...........................................................................51


         SIGNATURES................................................................................................S-1
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SCHEDULES

         2.01     Commitments and Pro Rata Shares
         5.06     Litigation
         5.09     Environmental Matters
         5.13     Subsidiaries
         5.19 Contracts with payments not directed to Blocked Accounts as of the Closing Date
         7.01     Existing Liens
         7.03     Existing Indebtedness
         10.02     Addresses for Notices



EXHIBITS
                  Form of

         A        Committed Loan Notice
         B        Form of Term A and Term B Facility Notes
         C        Note
         D        Compliance Certificate
         E        Assignment and Assumption Agreement
         F        Asset Coverage Ratio Compliance Certificate
         G        Backlog Report


                                        1

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT ("Agreement") is entered into as of August 29, 2003, among SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation, NATIONAL SYSTEMS &
RESEARCH CO., a Colorado corporation, and REMTECH SERVICES, INC., a Virginia corporation, (collectively, the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"),

         Borrower has requested that Lenders provide a revolving credit facility, and Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE i
                        DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acceptable Receivables" means either an income tax refund receivable not in excess of $500,000.00 or an account receivable that satisfies the following requirements:

                  (a) The account has resulted from the sale of goods or the performance of services by the Borrower in the ordinary course of the Borrower's business and without any further obligation on the part of the Borrower to service, repair, or maintain any such goods sold other than pursuant to any applicable warranty.

                  (b) There are no conditions which must be satisfied before the Borrower is entitled to receive payment of the account. Accounts arising from COD sales, consignments or guaranteed sales are not acceptable.

                  (c) The debtor upon the account does not claim any present or contingent (and no fact exists which are the basis for any future) claim, deduction or dispute or defense in law or equity to payment of the account.

                  (d) The account balance does not include the amount of any counterclaims, offsets, claims for credits, allowances, or adjustments because of returned, inferior, or damaged inventory or unsatisfactory services, or for any other reason including, without limitation , those arising on account of a breach of any express or implied representation or warranty which have been or may be asserted against the Borrower by the account debtor (including offsets for any "contra accounts" owed by the borrower to the account debtor for goods purchased by the Borrower or for services performed for the Borrower). To the extent any counterclaims, offsets, or contra accounts exist in favor of the debtor, such amounts shall be deducted from the account balance.

                  (e) The account is based upon an enforceable order or contract, written or oral, for inventory shipped or for services performed, and the same were shipped or performed in accordance with such order or contract.

                  (f) The account arises from the sale of inventory, the inventory the sale of which gave rise to the account has been shipped or delivered to the account debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding.

                  (g) The account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation.

                  (h) The account is evidenced by an invoice or other documentation in form acceptable to Bank, dated no later than the date of shipment or performance and containing only terms normally offered by the respective Borrower, or with respect to unbilled receivables, no more than fifteen (15) days have elapsed from the end of the month in which the services were performed.

                  (i) The amount shown on the books of a Borrower and on any invoice, certificate, schedule or statement delivered to Bank is owing to such Borrower and no partial payment has been received unless reflected with that delivery.

                  (j) The account debtor has not returned, rejected or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the inventory or services from the sale or furnishing of which the account arose.

                  (k) The account represents a genuine obligation of the debtor for goods sold to and accepted by the account debtor, or for services performed for and accepted by the account debtor. To the extent any credit balances exist in favor of the debtor, such credit balances represent customary credits, adjustments and/or discounts given to an account debtor by a Borrower in the ordinary course of its business and shall be deducted from the account balance.

                  (l) The account balance does not arise from services under or related to any warranty obligation of a Borrower or out of any finance charges, services charges or other fees for the time value of money, payable by the account debtor. To the extent any such charges are included, such amounts shall be deducted from the account balance.

                  (m) With respect to commercial receivables only, the Borrower is not prohibited by the laws of the state to enforce the debtor's obligation to pay the account. The Borrower has taken all appropriate actions to ensure access to the courts of the state where the account debtor is located, including, where necessary, the filing of a Notice of Business Activities Report or other similar filing with the applicable state agency or the qualification by the Borrower as a foreign corporation authorized to transact business in such state.

                  (n) The account is owned by the Borrower free of any title defects or any liens or interests of others except the security interest in favor of Bank for the benefit of Bank, which lien is perfected as to the account by the filing of financing statements and which lien upon such filing constitutes a first priority security interest and lien.

         "Administrative Agent" or "Agent" means Bank of America or any successor Agent in its capacity as (a) Administrative Agent under any of the Loan Documents, or (b) issuer of Letters of Credit hereunder.

          "Affiliate" means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by or is under common Control with, the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or equivalent governing body of such Person.

         "Agent Fee Letter" has the meaning specified in Section 2.10(b).

         "Agent's Office" means Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Agent may from time to time notify Borrower and Lenders.

         "Agent-Related Persons" means Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates

         "Aggregate Commitments" means the Commitments of all Lenders.

         "Agreement" means this Credit Agreement.

          "Applicable Rate" means, from time to time, the following percentages per annum, based upon the ratio of Funded Debt to EBITDA (the "Financial
Covenant") as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(b):


-------------------------------------------------------------------------------------------------------
                                           Applicable Rate
-------------------------------------------------------------------------------------------------------
-------------- ------------------ ----------------- --------------- ----------------- -----------------

Pricing Level                      Applicable Rate
                                   for Eurodollar
                                   Rate Loans for                     Commitment Fee
                                  Committed Loans                      on Unused       Applicable Rate
                 Total Debt to    and Term A and      Letter of       Committed Loan    for Alternate
                 EBITDA Ratio       B Facilities      Credit Fee        Facility      Base Rate Loans
-------------- ------------------ ----------------- --------------- ----------------- -----------------
-------------- ------------------ ----------------- --------------- ----------------- -----------------
      1        Less than 2.0x     Eurodollar Rate       2.00%             .35%           Base Rate
                                      + 2.00 %
-------------- ------------------ ----------------- --------------- ----------------- -----------------
-------------- ------------------ ----------------- --------------- ----------------- -----------------
      2        Equal to or        Eurodollar Rate       2.50%             .35%          Base Rate +
               greater than 2.0x      + 2.50 %                                             0.50%
-------------- ------------------ ----------------- --------------- ----------------- -----------------


         Any increase or decrease in the Applicable Rate resulting from a change in the Financial Covenant shall become effective as of the first Business Day of the month immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then Pricing Level 2 shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from the Closing Date through [________] shall be determined based upon Pricing Level 2.

         "Asset Coverage Ratio" means, at any time, the ratio of (a) the Eligible Assets to (b) the sum of the principal amounts outstanding on the Committed Loan Facility and the Term A Facility.

         "Asset Coverage Ratio Compliance Certificate" means a certificate substantially in the form of Exhibit F hereto.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit E.

         "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended April 30, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto.

         "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments in full pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of Agent to make L/C Credit Extensions pursuant to Section 8.02.

         "Backlog Report" means the report referred to in Section 6.02(d), substantially in the form attached as Exhibit G.

         "Bank of America" or "Bank" means Bank of America, N.A. and its successors.


         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Blocked Account" means the account or accounts referred to in Section 4.01(l).

         "Borrower" has the meaning specified in the introductory paragraph hereto.

         "Borrowing" means a Committed Borrowing or a Term Loan, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Agent's Office is located and, if such day relates to any Eurodollar Rate Committed Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Cash Collateralize" has the meaning specified in Section 2.03(g)

         "Change of Control" means, with respect to the Borrower, an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than T. Scott Cobb becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of the Borrower's equity securities entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and, taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

                  (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals: (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                  (c) Borrower ceases to own or control 100% of the outstanding capital stock of each of the Guarantors.

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 10.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" shall mean any and all assets and rights and interests in or to property of Borrower and each of the other Loan Parties, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents.

         "Collateral Documents" means all agreements, instruments and documents now or hereafter executed and delivered in connection with this Agreement pursuant to which Liens are granted or purported to be granted to Agent in Collateral securing all of the Obligations each in form and substance satisfactory to Agent.

         "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Term Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Committed Loans, having the same Interest Period made by each of Lenders pursuant to
Section 2.01.

         "Committed Loan" has the meaning specified in Section 2.01.

         "Committed Loan Facility" means the loan facility described in Section 2.01.

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Committed Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" has the meaning specified in the definition of "Affiliate."

         "Credit Extension" means a Borrowing, or an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Applicable Rate plus 2.0% per annum to the fullest extent permitted by applicable Laws.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Term Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" mean lawful money of the United States.

         "EBITDA" means net income, plus interest expense, plus tax expense, plus depreciation and amortization, less extraordinary gains.

         "Eligible Assets" means Acceptable Receivables (less associated unpaid wages/salaries), and fixed assets (less accumulated depreciation, leasehold assets and assets associated with the IBM/Honeywell SOW #4903AT0005 effective June 1, 2003), and for a period of time not to exceed ninety (90) days from the Closing Date until the collection of the cash surrender value of life insurance with respect to Northwestern Mutual Life Insurance Company Policy #10698794 on the life of Celestino E. Archuleta owned by National Systems & Research Co., the lesser of the amount of such cash surrender value or $1,100,000., provided that the portion of Acceptable Receivables (less associated unpaid wages/salaries) attributable to unbilled receivables shall not exceed $10,000,000.

         "Eligible Assignee" has the meaning specified in Section 10.07(h).

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

         "Eurodollar Base Rate" has the meaning set forth in the definition of Eurodollar Rate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by Agent pursuant to the following formula:

        Eurodollar Rate  =                   Eurodollar Base Rate
                            1.00 - Eurodollar Reserve Percentage
                  Where,

             "Eurodollar Base Rate" means, for such Interest Period:

                           (a) the rate per annum equal to the rate determined
                  by Agent to be the London interbank offered rate that appears on Page 3750 of the Telerate screen (or any successor thereto) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (b) if the rate referenced in the preceding clause
                  (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (c) if the rates referenced in the preceding clauses
                  (a) and (b) are not available, the rate per annum determined by Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Committed Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Eurodollar Rate Committed Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

         "Eurodollar Rate Loans" means a Committed Loan or a Term Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 8.01.

         "Federal Contracts" means all contracts or agreements with the United States of American or any of its agencies and instrumentalities, including without limitation, the Department of Energy, Bonneville Power Administration, any division of the Armed Services, Department of Agriculture, General Services Administration, Department of Justice, Department of Commerce or Department of Homeland Security, pursuant to which the Borrower or any Guarantor will receive any payment or other remuneration.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Agent.

         "Fee Letters" mean the Agent Fee Letter, the fee letter dated August 26, 2003 between the Borrower and First Tennessee Bank National Association, and the fee letter dated August 20, 2003 between the Borrower and Trustmark National Bank.

          "Free Cash Flow" means EBITDA less cash taxes, interest expenses, scheduled amortization, and maintenance capital expenditures.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantors" means, collectively, the subsidiaries name in Schedule 5.13, Part (b).

         "Guaranty" means collectively each Guaranty made by the Guarantors in favor of Agent on behalf of Lenders, in form and substance satisfactory to Agent.

         "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Indebtedness" means, as to any Person at a particular time, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations of such Person under any Swap Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) capital leases and Synthetic Lease Obligations; and

                  (g) all Guarantees of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Liabilities" has the meaning specified in Section 10.05.

         "Indemnitees" has the meaning specified in Section 10.05.

         "Information" has the meaning specified in Section 10.08.

         "Interest Payment Date" means the first business date of each month.

         "Interest Period" means as to each Eurodollar Rate Committed Loan, the period commencing on the date such Eurodollar Rate Committed Loan is disbursed or converted to or continued as a Eurodollar Rate Committed Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower in its Committed Loan Notice; provided that:

                  (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Maturity Date.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the United States Internal Revenue Service.
          ---

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes Agent in its capacity as issuer of Letters of Credit.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify Borrower and Agent.

         "Letter of Credit" means any letter of credit issued hereunder. A letter of credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by Agent.

         "Letter of Credit Expiration Date" means the day that is thirty (30) days prior to the Maturity Date on the Committed Loan Facility then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to a $3,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

         "Loan" means an extension of credit by a Lender to Borrower under
Article II in the form of a Committed Loan or a Term Loan.

         "Loan Documents" means this Agreement, each Note, the Agent Fee Letter, each Collateral Document and the Guaranty.

         "Loan Parties" means, collectively, Borrower and each Person (other than Agent or any Lender) executing a Loan Document including, without limitation, each Guarantor and each Person executing a Collateral Document.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual and contingent), condition (financial or otherwise) or prospects of Borrower or Borrower and its Subsidiaries taken as a whole or the Collateral;
(b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Maturity Date" means November 1, 2005 in the case of the Committed Loan Facility, two years after the Closing Date in the case of the Term A Facility, and October 6, 2006 in the case of the Term B Facility.

         "Minimum Fixed Charge Coverage Ratio" means the ratio of (a) the sum of EBITDA minus cash taxes to (b) the sum of cash interest expense, plus scheduled principal repayments of the indebtedness and the current portion of capitalized lease obligations, and non-acquisition maintenance capital expenditures.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Note" means, means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or under any Swap Contract with any Lender related to any Loan or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Original Amount" means, when referring to the Term Loans, the aggregate original principal amount of the Term A Facility and Term B Facility as set forth in Sections 2.04(a) and 2.04(b).

         "Outstanding Amount" means (i) with respect to Committed Loans and Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Term Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Participant" has the meaning specified in Section 10.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

          "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Pro Rata Share" means, with respect to each Lender, at any time, a fraction (expressed as a percentage), carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of Agent to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to Section
10.07. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable.

         "Register" has the meaning set forth in Section 10.07(c).

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "Required Lenders" means, as of any date of determination, Lenders having more than 66 2/3% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of Agent to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 66 2/3% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Term Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, and provided further that pursuant to Section 10.01, Lenders holding a greater percentage of the Total Outstandings may be required to consent to certain actions..

         "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

         "Scheduled Amortization" means the payments of principal on the Term Loans due monthly, quarterly and/or at maturity as required by Section 2.04.

         "Senior Credit Facility" means collectively the Term Loans and Committed Loan Facility.

         "Senior Debt" means all outstanding liabilities for borrowed money, other interest-bearing liabilities and stand-by letters of credit, including current and long-term debts, less Subordinated Liabilities.

         "State Contracts" means any contract or agreement with any state, or any department, agency or political subdivision thereof, or any county, municipality, or utility located therein pursuant to which any of the Borrowers or the Guarantors will receive any payment or other renumeration.

         "Subordinated Liabilities" means liabilities subordinated to the Obligations in a manner acceptable to Agent its sole discretion.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Tangible Net Worth" means the value of total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from Affiliates, officers, directors, employees, shareholders, members or managers) less Total Liabilities, including but not limited to accrued and deferred income taxes.

         "Taxes" has the meaning specified in Section 3.01(a).

         "Term A Facility" means the term loan facility described in Section 2.04(a).

         "Term B Facility" means the term loan facility described in Section 2.04(b).

         "Term Loans" means the Term A Facility and Term B Facility.

         "Threshold Amount" means $250,000.

         "Total Debt" means all outstanding liabilities for borrowed money and other interest-bearing liabilities, and standby letters of credit including current and long term liabilities.

         "Total Liabilities" means the sum of current liabilities plus long term liabilities.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "Type" means with respect to a Committed Loan, its character as a Base Rate Committed Loan or a Eurodollar Rate Committed Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States," and "U.S." mean the United States of America.

          "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

         1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) (i) The words "herein", "hereto", "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof; (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears; (iii) the term "including" is by way of example and not limitation; and (iv) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

                  (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03     Accounting Terms.

                  (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

                  (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04 Rounding. Any financial ratios required to be maintained by any Loan Party pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II
                     THE COMMITMENTS AND CREDIT EXTENSIONS.

         2.01 Committed Loans. Subject to the terms and conditions set forth herein, a committed loan facility in a total amount of $17,510,015.00 shall be made available to Borrower (the "Committed Loan Facility") collectively by Lenders. Subject to the terms and conditions set forth herein including, but not limited to, the limits to availability set forth in Section 2.05(b), each Lender severally agrees to make loans (each such loan, a "Committed Loan") to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Original Amount of the Term Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Committed Loans may be Base Rate Committed Loans or Eurodollar Rate Committed Loans, as further provided herein.

         2.02     Borrowings, Conversions and Continuations of Committed Loans.

                  (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Committed Loans shall be made upon Borrower's irrevocable notice to Agent, which may be given by telephone. Each such notice must be received by Agent not later than 11:00 a.m.,Chicago time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if Borrower wishes to request Eurodollar Rate Committed Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest Period", the applicable notice must be received by Agent not later than 11:00 a.m., Chicago time, four Business Days prior to the requested date of such Borrowing, conversion or continuation. Agent shall give prompt notice to Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, Agent shall notify Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all Lenders. Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

                  (b) Following receipt of a Committed Loan Notice, Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to Agent in immediately available funds at Agent's Office not later than 1:00 p.m., Chicago time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), Agent shall make all funds so received available to Borrower in like funds as received by Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Agent by Borrower; provided, however, that if, on the date of the Committed Loan Notice with respect to such Borrowing is given by Borrower there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to Borrower as provided above.

                  (c) Except as otherwise provided herein, a Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Committed Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Committed Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Committed Loans be converted immediately to Base Rate Committed Loans and Borrower agrees to pay all amounts due under Section 3.05 in accordance with the terms thereof due to any such conversion.

                  (d) Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Committed Loans upon determination of such interest rate. The determination of the Eurodollar Rate by Agent shall be conclusive in the absence of manifest error.

                  (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect with respect to Committed Loans and Term Loans.

         2.03     Letters of Credit.

                  (a) The Letter of Credit Commitment.

                           (i) Subject to the terms and conditions set forth
                  herein, (A) Agent agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03: (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) Lenders severally agree to participate in Letters of Credit issued for the account of Borrower; provided that Agent shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, in the event (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all the Term Loans would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each Existing Letter of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                           (ii) Agent shall be under no obligation to issue any
Letter of Credit if:

                                    (A) any order, judgment or decree of any
                           Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain Agent from issuing such Letter of Credit, or any Law applicable to Agent or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Agent shall prohibit, or request that Agent refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon Agent with respect to such Letter of Credit any restriction, reserve or capital requirement (for which Agent is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon Agent any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which Agent in good faith deems material to it;

                                    (B) subject to Section 2.03(b)(iv), the
                           expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                                    (C) the expiry date of such requested Letter
                           of Credit would occur after the Letter of Credit Expiration Date, unless all Lenders have approved such expiry date;

                                    (D) the issuance of such Letter of Credit
                           would violate one or more policies of Agent; or

                                    (E) such Letter of Credit is in an initial
                           amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars.

                           (iii) Agent shall be under no obligation to amend any
                  Letter of Credit if (A) Agent would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

                           (i) Each Letter of Credit shall be issued or amended,
                  as the case may be, upon the request of Borrower delivered to Agent in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower. Such Letter of Credit Application must be received by Agent not later than 11:00 a.m.,Chicago time, at least two Business Days (or such later date and time as Agent may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.

(ii) Promptly after receipt of any Letter of Credit Application by Agent at the address set forth in Schedule 10.02 for receiving

Letter of Credit Applications and related correspondence, if the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, Agent shall, on the requested date, issue a Letter of Credit for the account of Borrower or applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with Agent's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Agent a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit. -----

                           (iii) Promptly after its delivery of any Letter of
                  Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, Agent will also deliver to Borrower a true and complete copy of such Letter of Credit or amendment.

                           (iv) If Borrower so requests in any applicable Letter
                  of Credit Application, Agent may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit Agent to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by Agent, Borrower shall not be required to make a specific request to Agent for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, Lenders shall be deemed to have authorized (but may not require) Agent to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that Agent shall not permit any such renewal if (A) Agent has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) at least five (5) Business Days before the Nonrenewal Notice Date (1) from the Required Lenders that they have elected not to permit such renewal or (2) from any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, Agent shall have no obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time.

                  (c) Drawings and Reimbursements; Funding of Participations.

                           (i) Upon receipt from the beneficiary of any Letter
                  of Credit of any notice of drawing under such Letter of Credit, Agent shall notify Borrower thereof. Not later than 11:00 a.m., Chicago time, on the date of any payment by Agent under a Letter of Credit (each such date, an "Honor Date"), Borrower shall reimburse Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse Agent by such time, Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                           (ii) Each Lender (including Agent in its capacity as
                  a Lender) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to Agent at Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., Chicago time, on the Business Day specified in such notice by Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount.

                           (iii) With respect to any Unreimbursed Amount that is
                  not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from Agent an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to Agent pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                           (iv) Until each Lender funds its Committed Loan or
                  L/C Advance pursuant to this Section 2.03(c) to reimburse Agent for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of Agent.

                           (v) Each Lender's obligation to make Committed Loans
                  or L/C Advances to reimburse Agent for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or
                  (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse Agent for the amount of any payment made by Agent under any Letter of Credit, together with interest as provided herein.

                           (vi) If any Lender fails to make available to Agent
                  any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), Agent shall be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Agent at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of Agent submitted to any Lender with respect to any amounts owing under this clause
                  (vi) shall be conclusive absent manifest error.

                  (d) Repayment of Participations.

                           (i) At any time after Agent has made a payment under
                  any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if Agent receives any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Agent), Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by Agent.

                           (ii) If any payment received by Agent pursuant to
                  Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by Agent in its discretion), each Lender shall pay to Agent its Pro Rata Share thereof on demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

                  (e) Obligations Absolute. The obligation of Borrower to reimburse Agent for each drawing under each Letter of Credit, and to repay each L/C Borrowing, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                           (i) any lack of validity or enforceability of such
                  Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                           (ii) the existence of any claim, counterclaim,
                  set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                           (iii) any draft, demand, certificate or other
                  document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                           (iv) any payment by Agent under such Letter of Credit
                  against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by Agent under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                           (v) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower.

                  Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Agent. Borrower shall be conclusively deemed to have waived any such claim against Agent and its correspondents unless such notice is given as aforesaid.

                  (f) Role of Agent. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, Agent shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of Agent, any Agent-Related Person nor any of the respective correspondents, participants or assignees of Agent shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of Agent, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of Agent, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against Agent, and Agent may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by Agent's willful misconduct or gross negligence or Agent's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Agent shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  (g) Cash Collateral. Upon the request of Agent, (i) if Agent has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to Agent, for the benefit of Agent, as issuer of Letters of Credit and Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Agent (which documents are hereby consented to by Lenders). Derivatives of such term have corresponding meanings. Borrower hereby grants to Agent, for the benefit of Agent, as issuer of Letters of Credit and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

                  (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by Agent and Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance shall apply to each commercial Letter of Credit.

                  (i) Letter of Credit Fees. Borrower shall pay to Agent for the account of each Lender in accordance with its Pro Rata Share (i) a Letter of Credit fee for each commercial Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such letter of credit (whether or not such maximum amount is then in effect under such Letter of Credit), and (ii) a letter of credit fee for each standby Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

                  (j) Fronting Fee and Documentary and Processing Charges Payable to Agent. Borrower shall pay directly to Agent for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in Agent Fee Letter. In addition, Borrower shall pay directly to Agent for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of Agent relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                  (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

        2.04 Term Loans. Subject to the terms and conditions set forth herein, Lenders agree to make available to Borrower the Term Loans set forth in this Section 2.04.

                  (a) Term A Facility The Term A Facility is a $5,600,000 term loan facility, all of which will be drawn on the Closing Date. The Term A Facility will be subject to quarterly amortization of principal in amount of $700,000, on the same day of the month as the Closing Date in the months of November, February, May and August with the final payment of all amounts outstanding, plus accrued interest, being due two years after the Closing Date.

                  (b) Term B Facility: The Term B Facility is a $6,889,985 term loan facility, all of which will be drawn on the Closing Date. The Term B Facility will be subject to thirty-seven monthly principal payments of $181,578.95, on the 15th day of each month commencing September 15, 2003, with balance due at maturity with the final payment of all amounts outstanding, plus accrued interest, being due on October 6, 2006.

         2.05     Senior Credit Facility Purpose; Limits to Availability.

                  (a) Purpose The proceeds of the Senior Credit Facility shall be used: (i) for working capital, capital expenditures, refinance existing debt and other lawful corporate purposes; and (ii) to finance approximately $7.85 million of the cash purchase price of National Systems & Research Co.

                  (b) Committed Loans and Term A Facility Limit. The Committed Loans and Term A Facility shall be limited to total principal advances by an Asset Coverage Ratio, which shall be tested, on the balance sheet delivered each month. The ratio shall be calculated by dividing total Eligible Assets by principal amounts outstanding on the Committed Loans and the Term A Facility. At all times the ratio shall not be less than the following:

                  Closing to October 30, 2003                          1.3x
                  October 31, 2003-January 30, 2004           1.4x
                  January 31, 2004 and thereafter             1.5x

                  (c) Term B Facility Limit. The Term B Facility principal outstanding shall never exceed the Termination Fee Schedule "H" of the IBM/Honeywell SOW #4903AT0005 effective June 1, 2003.

         2.06     Prepayments.

                  (a) Borrower may, upon notice to Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Agent not later than 11:00 a.m., Chicago time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans, and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Committed Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Committed Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of Lenders in accordance with their respective Pro Rata Shares.

                  (b) Borrower may, upon notice to Agent, at any time or from time to time, voluntarily prepay Term Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Agent not later than 1:00 p.m., Chicago time, on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any partial prepayment on either of the Term Loans shall not affect, delay or reduce any future payments of Scheduled Amortization on such Term Loan but shall have the result of effecting an earlier repayment of the entire Loan.

                  (c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

                  (d) Unless the Required Lenders agree in writing otherwise, Borrower shall make prepayments of Committed Loans and/or Term Loans from 100% of all net cash proceeds (i) from sales of property and assets of the Borrower and its subsidiaries (excluding sales of inventory in the ordinary course of business), (ii) of extraordinary receipts (receipts other than cash receipts in the ordinary course of business) and (iii) from the issuance or incurrence after the Closing Date of additional debt of the Borrower or any of its subsidiaries otherwise permitted under the Loan Documents.

         2.07 Reduction or Termination of Commitments. Borrower may, upon notice to Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by Agent not later than 11:00 a.m., five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. Agent will promptly notify Lenders of any such notice of termination or reduction of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         2.08     Repayment of Loans.

                  (a) Borrower shall repay to Lenders on the Maturity Date the aggregate principal amount of Committed Loans and/or Term Loans outstanding on such date.

                  (b) Borrower shall repay to Agent on behalf of lenders the Scheduled Amortization on the Term Loans, and all amounts outstanding plus accrued interest on the Maturity Date.

                  (c) All payments shall be made using the Agent's auto-debt system.

         2.09     Interest.

                  (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan and Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Committed Loan and Term Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

                  (b) If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists (or after acceleration), Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

                  (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.10     Fees.  In addition to certain fees described in subsections
(i) and (j) of Section 2.03:

                  (a) Commitment Fee. Borrower shall pay to Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

                  (b) Agency Fees. Borrower shall pay an agency fee to Agent for Agent's own account, in the amounts and at the times specified in the facility fee letter, dated August 12, 2003 (the "Agent Fee Letter"), between Borrower and Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

                  (c) Lenders' Upfront Fee. On the Closing Date, Borrower shall pay to Agent, for the account of each Lender in accordance with their respective Fee Letters, upfront fees as required thereby. Such upfront fees are for the credit facilities committed by Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

         2.11 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be. All other computations of interest and all fees shall be made on the basis of a year of 360 days and the actual number of days elapsed, (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day.

         2.12     Evidence of Debt.

                  (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Agent in the ordinary course of business. The accounts or records maintained by Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Agent in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error. Upon the request of any Lender made through Agent, Borrower shall execute and deliver to such Lender (through Agent) a Note, which shall evidence, such Lender's Loans, in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

                  (b) In addition to the accounts and records referred to in subsection (a), each Lender and Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error.

         2.13     Payments Generally.

                    (a) (i) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Agent, for the account of the respective Lenders to which such payment is owed, at Agent's Office in Dollars and in immediately available funds not later than 12:00 noon, Chicago time, on the date specified herein. Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by Agent after 12:00 noon, Chicago time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

                    (ii)  On  each  date  when  the  payment  of any  principal, interest or fees are due hereunder or under any Note, Borrower agrees to maintain on deposit in an ordinary checking account maintained by Borrower with Agent (as such account shall be designated by Borrower in a written notice to Agent from time to time, the "Borrower Account") an amount sufficient to pay such principal, interest or fees in full on such date. Borrower hereby authorizes Agent (A) to deduct automatically all principal, interest or fees when due hereunder or under any Note from Borrower Account, and
                    (B) if and to the extent any payment of principal, interest or fees under this Agreement or any Note is not made when due to deduct any such amount from any or all of the accounts of Borrower maintained at Agent. Agent agrees to provide written notice to Borrower of any automatic deduction made pursuant to this Section 2.13(a)(ii) showing in reasonable detail the amounts of such deduction. Lenders agree to reimburse Borrower based on their Pro Rata Share for any amounts deducted from such accounts in excess of amount due hereunder and under any other Loan Documents.

                  (b) If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

                  (c) Unless Borrower or any Lender has notified Agent, prior to the date any payment is required to be made by it to Agent hereunder, that Borrower or such Lender, as the case may be, will not make such payment, Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to Agent in immediately available funds, then:

                           (i) if Borrower failed to make such payment, each
                  Lender shall forthwith on demand repay to Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Agent to such Lender to the date such amount is repaid to Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                           (ii) if any Lender failed to make such payment, such
                  Lender shall forthwith on demand pay to Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Agent to Borrower to the date such amount is recovered by Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon Agent's demand therefor, Agent may make a demand therefor upon Borrower, and Borrower shall pay such amount to Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

                           A notice of Agent to any Lender or Borrower with
                  respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

                  (d) If any Lender makes available to Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

                  (e) The obligations of Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Term Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

                  (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.14 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of Committed Loans made by it, or the participations in L/C Obligations or in Term Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Term Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     Taxes.

                  (a) Any and all payments by Borrower to or for the account of Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

                  (c) If Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Agent or any Lender, Borrower shall also pay to Agent or to such Lender, at the time interest is paid, such additional amount that Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Borrower agrees to indemnify Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Agent and such Lender, (ii) amounts payable under
         Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date Lender or Agent makes a demand therefor.

         3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Committed Loans or Term Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to Borrower through Agent, any obligation of such Lender to make or continue Eurodollar Rate Committed Loans or Term Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans or Term Loans shall be suspended until such Lender notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Agent), prepay or, if applicable, convert all Eurodollar Rate Committed Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Committed Loans or Term Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Committed Loans or Term Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.05 in accordance with the terms thereof due to such prepayment or conversion. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 Inability to Determine Rates. If Agent determines in connection with any request for a Eurodollar Rate Committed Loan or Term Loans or a conversion to or continuation thereof for any reason that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Committed Loan or Term Loans, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan or Term Loans, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan or Term Loans does not adequately and fairly reflect the cost to Lenders of funding such Eurodollar Rate Committed Loan or Term Loans, Agent will promptly so notify Borrower and all Lenders. Thereafter, the obligation of Lenders to make or maintain Eurodollar Rate Committed Loans or Term Loans shall be suspended until Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or Term Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

         3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Committed Loans.

                  (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Committed Loans or Term Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Eurodollar Rate Committed Loans or Term Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

                  (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         3.05 Funding Losses. Upon demand of any Lender (with a copy to Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                  (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.


         For purposes of calculating amounts payable by Borrower to Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Committed Loan or Term Loans made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Committed Loan was in fact so funded.

         3.06 Matters Applicable to all Requests for Compensation. A certificate of Agent or any Lender claiming compensation under this Article III and setting forth the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Agent or such Lender may use any reasonable averaging and attribution methods.


         3.07 Survival. All of Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

                  (a) Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Agent and its legal counsel:

                           (i) executed counterparts of this Agreement, all
                  Collateral Documents and the Guaranty, sufficient in number for distribution to Agent, each Lender and Borrower;

                           (ii) a Note executed by Borrower in favor of each
                  Lender requesting a Note;

                           (iii) such certificates of resolutions or other
                  action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                           (iv) such documents and certificates as Agent may
                  reasonably require to evidence that each Loan Party is duly organized or formed and that Borrower and each Guarantor is, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                           (v) a favorable opinion of counsel to the Loan
                  Parties acceptable to Agent, addressed to Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents in form and substance satisfactory to Agent and such opinion shall include, without limitations, a usury opinion and an opinion as to the enforceability of the Loan documents and the transactions contemplated herein;

                           (vi) a certificate of a Responsible Officer of each
                  Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                           (vii) a certificate signed by a Responsible Officer
                  of Borrower certifying (A) that the conditions specified in Sections 4.01(a) and (b) have been satisfied, and(B) that there has been no event or circumstance since the date of the Audited Financial that has had or could reasonably be expected to have a Material Adverse Effect, and (C) a calculation of the financial covenants set forth in Section 6.12 as of the last day of the fiscal quarter of Borrower most recently ended prior to the Closing Date;

                           (viii) evidence that all insurance required to be
                  maintained pursuant to the Loan Documents has been obtained and is in effect;

                           (x) evidence that the Loan and Security Agreement
                  dated July 23, 2001 among Borrower, Foothill Capital Corporation, as agent and a syndicate of lenders (the "Existing Credit Agreement") has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released; and

                           (xi) such other assurances, certificates, documents,
                  consents ,evidence of perfection and first priority of all Liens securing the Obligations or opinions as Agent or the Required Lenders reasonably may require.

                  (b) Any fees required to be paid on or before the Closing Date shall have been paid.

                  (c) Unless waived by Agent, Borrower shall have paid all Attorney Costs of Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Agent).

                  (d) The Closing Date shall have occurred on or before September 15, 2003.

                  (e) There shall not have occurred a material adverse change
         (x) in the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Loan Parties, taken as a whole, since April 30, 2003 or (y) in the facts and information regarding such entities as represented to Agent to date.

                  (f) The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to (x) have a Material Adverse Effect on the business, assets, properties, liabilities (actual and contingent), operations, condition (financial or otherwise) or prospects of the Loan Parties, taken as a whole, (y) adversely affect the ability of the Loan Parties to perform their obligations under the Loan Documents or (z) adversely affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

                  (g) The Lenders shall have completed a due diligence investigation of the Loan Parties in scope, and with results, satisfactory to the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of the Loan Parties and shall have received such financial, business and other information regarding the Loan Parties as they shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, collective bargaining agreements and other arrangements with employees, the most recently completed annual (or other audited) financial statements of the Loan Parties, interim financial statements of the Loan Parties dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the Closing Date);

                  (h) The Agent shall have received, in form and substance reasonably satisfactory to it, all field audits, and such other reports, audits or certifications as it may reasonably request.

                  (i) Prior to closing, Borrower shall receive net proceeds of $500,000 from the sale leaseback of National Systems & Research Co. fixed assets with lease terms and conditions acceptable to Bank and its counsel.

                  (j) Prior to closing, Borrower shall provide financial statements and certifications that first quarter 2004 EBITDA of SCB Computer Technology, Inc., excluding Remtech Services, Inc., is at least $1.9 million.

                  (k) Promissory notes of which Borrower is the maker for the benefit of any former principals of entities acquired by Borrower or of which Borrower is the maker in accordance with any seller financing associated with the acquisition of such entities will be unsecured and will be subject to subordination agreements in favor of and acceptable to Agent and its counsel.

                  (l) Borrower shall have executed one or more blocked account agreements in form and substance satisfactory to Agent establishing an account or accounts for deposits of receivables, allowing Borrower to have control of cash until activation by Agent at its discretion, together with control agreement(s) satisfactory to Agent.

                  (m) Borrower shall have obtained interest rate protection for the Term Loans in form and with parties acceptable to Lenders for a notional amount equal to the aggregate Term Loans.

                  (n) Borrower agrees to execute and deliver to Agent satisfactory instruments of assignment of payments under government contracts and notices of assignment of U.S. government contracts, with respect to all Federal Contracts which have a remaining term, including extensions, of one year or more and which have a remaining value of $1,000,000 or more.

          4.02 Conditions to all Credit Extensions, Conversions and Continuations. The obligation of each Lender to honor any Request for Credit Extension, conversion or continuation is subject to the following conditions precedent:

                  (a) The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, conversion or continuation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
         Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

                  (b) No Default shall exist, or would result from such proposed Credit Extension, conversion or continuation.

                  (c) Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

                  (d) Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Agent or the Required Lenders reasonably may require.

         Each Request for Credit Extension submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

         4.03 Conditions of Initial Credit Extension Not Satisfied At Closing; Post Closing Requirements. In the event Lenders shall make the initial Credit Extension notwithstanding the noncompliance by Borrower with the conditions stated in Section 4.01 or the nonfulfillment of any such condition on the Closing Date, such condition shall not be deemed waived and each such requirement shall be met as soon as practicable thereafter, but in no event later than forty-five (45) days following the Closing Date.





                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Agent and Lenders that:

         5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or licenses, except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

         5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

         5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

         5.05     Financial Statements; No Material Adverse Effect.

                  (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

                  (b) The unaudited consolidated financial statements of Borrower and its Subsidiaries dated July 31, 2003 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) will be prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and ; (ii) will fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby , subject in the case of clauses (i) and
         (ii), to the absence of footnotes and to normal year-end audit adjustments.

                  (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         5.06 Litigation. Except as specifically disclosed in Schedule 5.06 hereto, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         5.07 No Default. Neither Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.08 Ownership of Property; Liens. Each of Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

         5.09 Environmental Compliance. Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09 hereto, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.10 Insurance. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, after giving effect to any self-insurance compatible with the following standards, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or the applicable Subsidiary operates.

         5.11 Taxes. Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.12     ERISA Compliance.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
         (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.13 Subsidiaries. As of the Closing Date, Borrower has no Subsidiaries other than those specifically disclosed in Part (a) and Part (b) of Schedule
5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part(c) of Schedule 5.13.

         5.14 Disclosure. Borrower has disclosed to Agent and Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party in connection with any Loan Document to Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         5.15 Compliance with Laws. Borrower, each Subsidiary and each other Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.16 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

                  (a) Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of Borrower only or of Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of
         Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

                  (b) None of Borrower, any Person Controlling Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.17 Tax Shelter Regulations. Borrower [intends to][does not intend to] treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify Agent thereof. [Accordingly,][If Borrower so notifies Agent,] Borrower acknowledges that one or more of the Lenders may treat its Committed Loans and/or its interest in Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

         5.18 Rights in Collateral; Priority of Liens. Borrower and each other Loan Party own the property granted by it as Collateral under the Collateral Documents, free and clear of any and all Liens in favor of third parties except as set forth on Schedule 7.01. Upon the proper filing of UCC financing statements, and the taking of the other actions required by the Required Lenders, the Liens granted pursuant to the Collateral Documents will constitute valid and enforceable first, prior and perfected Liens on the Collateral in favor of Agent, for the ratable benefit of Agent and Lenders.

         5.19 Payments to Blocked Accounts. Borrower covenants that as of the Closing Date, payments under all Federal Contracts, State Contracts and other contracts and agreements pursuant to which Borrower and any Guarantor will receive any payment or remuneration, except those listed on Schedule 5.19, are being made to a Blocked Account pursuant to previously issued notices or assignments. Borrower agrees to take the action required by Section 6.16 hereof as to each contract listed on Schedule 5.19.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

         6.01 Financial Statements. Deliver to Agent a sufficient number of copies for delivery by Agent to each Lender, of the following, in form and detail satisfactory to Agent and the Required Lenders:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

                  (b) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations, shareholders equity and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         6.02 Certificates; Other Information. Deliver to Agent a sufficient number of copies for delivery to each Lender, of the following, in form and detail satisfactory to Agent and the Required Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

                  (b) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

                  (c) on the 25th of each month a duly completed Asset Coverage Ratio Compliance Certificate signed by a Responsible Officer of Borrower;

                  (d) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (b), a Backlog Report of Federal Contracts certified by a Responsible Officer of the Borrower to be updated on an interim basis in the event of cumulative additions or deletions in excess of $1,000,000 with such interim reports to be delivered within 15 days of the event necessitating the interim report;

                  (e) promptly after any request by Agent or any Lender, copies of any audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any Subsidiary, or any audit of any of them;

                  (f) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Agent pursuant hereto; and

                  (g) Promptly after Borrower has notified Agent of any intention by Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

         6.03     Notices.  Promptly notify Agent and each Lender:

                  (a) of the occurrence of any Default;

                  (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

                  (c) the occurrence of any ERISA Event;

                  (d) of any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary;

                  (e) of any litigation, pending or threatened, by or against Borrower or Guarantors involving an amount in excess of the Threshold Amount;

                  (f) of any actual or potential contingent liabilities in excess of the Threshold Amount;

                  (g) of all changes or anticipated changes of senior management of Borrower, and

                  (h) of any notices of default or other notices or matters of a material nature that could affect the status of, or performance of any party under, the contract known as IBM/Honeywell SOW# 4903AT0005 effective June 1, 2003.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by
Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;
(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

         6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons (including, but not limited to, casualty insurance, business interruption insurance and public liability insurance) and providing for not less than 30 days' prior notice to Agent of termination, lapse or cancellation of such insurance.

         6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws, and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or such Subsidiary, as the case may be. Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Agent or any Lender shall reasonably require.

         6.10 Inspection Rights. Permit representatives and independent contractors of Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, that when a Default exists Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

         6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

         6.12     Financial Covenants

                  (a) Tangible Net Worth. Maintain on a consolidated basis Tangible Net Worth equal to at least the sum of the following:

                           (i)      Three Million Five Hundred Dollars
                   ($3,500,000); plus

                           (ii) the sum of 50% of net income after income taxes
                  (without subtracting losses) earned in each quarterly accounting period commencing after the Closing Date; plus

                           (iii) the net proceeds from any equity securities
                  issued after the date of this Agreement; plus

                           (iv) any increase in stockholders' equity resulting
                  from the conversion of debt securities to equity securities after the date of this Agreement.

                  (b) Total Debt to EBITDA Ratio. Maintain on a consolidated rolling four quarter basis a ratio of Total Debt to EBITDA not exceeding 2.75:1.0. This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period.

                  (c) Senior Debt to EBITDA Ratio. Maintain on a consolidated rolling four quarter basis a ratio of Senior Debt to EBITDA not exceeding 2.0:1.0. This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period.

                  (d) Minimum Fixed Charge Coverage Ratio. Maintain on a consolidated rolling four quarter basis a Minimum Fixed Charge Coverage Ratio of at least 1.25:1.0. This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period. The current portion of long-term liabilities will be measured as of the date twelve (12) months prior to the current financial statement.

                  (e) Asset Coverage Ratio. Maintain on a consolidated basis an Asset Coverage Ratio of at least the ratios indicated for each period specified below:

                           Period                                      Ratios
                           From the Closing Date
                           through October 30, 2003                    1.3:1.0

                           From October 30, 2003
                           through January 30, 2004                    1.4:1.0

                           From January 30, 2004 and thereafter        1.5:1.0

                  This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements.

         6.13 Additional Guarantors. Notify Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and delivering Agent a counterpart of the Guaranty or such other document as Agent shall deem appropriate for such purpose, and (b) deliver to Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to Agent.]

         6.14 Collateral Records. Borrower agrees to execute and deliver promptly, and to cause each other Loan Party to execute and deliver promptly, to Agent, from time to time, solely for Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as Agent may reasonably require designating, identifying or describing the Collateral. The failure by Borrower or any other Loan Party, however, to promptly give Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Collateral Documents.

         6.15 Security Interests. Borrower shall, and shall cause each other Loan Party to, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Borrower shall, and shall cause each other Loan Party to, comply with the requirements of all state and federal laws in order to grant to Agent and Lenders valid and perfected first priority security interests in the Collateral, with perfection, in the case of any investment property or deposit account, being effected by giving Agent control of such investment property or deposit account, rather than by the filing of a UCC financing statement with respect to such investment property. Agent is hereby authorized by Borrower to file any UCC financing statements covering the Collateral whether or not Borrower's signatures appear thereon. Borrower shall, and shall cause each other Loan Party, to do whatever Agent may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with Agent's representatives; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgages; and, paying claims which might, if unpaid, become a Lien on the Collateral.

         6.16 Payments Under Contracts. Borrower will cause all payments under all Federal Contracts, State Contracts and other contracts and agreements pursuant to which Borrower and any Guarantor will receive any payment or remuneration to be made directly by the obligor to a Blocked Account. To the extent that payments under any Federal Contract, State Contract or other contract or agreement pursuant to which Borrower and any Guarantor will receive any payment or remuneration has not been effectively assigned and/or directed to be made to a Blocked Account as of the Closing Date including, but not limited to the Contracts listed on Schedule 5.19, Borrower shall promptly following the Closing Date give appropriate and legally effective notices of assignment and irrevocable directions to each such obligor directing all such payments to be made to a Blocked Account. Borrower hereby covenants to give similar notices and directions to the obligor on each new Federal Contract, State Contract and other contracts and agreements pursuant to which Borrower and any Guarantor will receive any payment or remuneration entered into on or after the Closing Date to be made to a Blocked Account. Borrower agrees that neither it nor any Guarantor will change any such direction, without the consent of the Required Lenders, so long as any Loan or other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

         7.01 Liens. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

                  (a) Liens pursuant to any Loan Document;

                  (b) Liens existing on the date hereof and listed on Schedule
         7.01 hereto and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

                  (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

                  (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

                  (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds relating to such judgments; and

                  (i) liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition.

         7.02     Investments.  Make any Investments, except:

                  (a) Investments held by Borrower or such Subsidiary in the form of cash equivalents or short-term marketable U.S. Government securities;

                  (b) advances to officers, directors and employees of Borrower and Subsidiaries in an aggregate amount not to exceed $10,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

                  (c) Investments of Borrower in any wholly-owned Subsidiary and Investments of any wholly-owned Subsidiary in Borrower or in another wholly-owned Subsidiary;

                  (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and

                  (e) Guarantees permitted by Section 7.03.

         7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness under the Loan Documents;

                  (b) Indebtedness outstanding on the date hereof and listed on
         Schedule 7.03 hereto and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

                  (c) Guarantees of Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of Borrower or any Subsidiary;

                  (d) obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that
         (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

                  (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $4,000,000 and the aggregate amount of all sale-leaseback transactions shall not exceed $2,000,000; and

                  (f) Indebtedness not exceeding the Threshold Amount.

         7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into, another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

                  (a) any Subsidiary may merge with (i) Borrower, provided that Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, and , provided further that if a Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person; and

                  (b) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must also be a wholly-owned Subsidiary, and , provided further that if the transferor of such assets is a Guarantor, the transferee thereof must either be Borrower or a Guarantor.

         7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

                  (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

                  (b) Dispositions of inventory in the ordinary course of business;

                  (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

                  (d) Dispositions of property by any Subsidiary to Borrower or to a wholly-owned Subsidiary, provided that if the transferor of such property is a Guarantor, the transferee thereof must either be Borrower or a Guarantor; and

                  (e) Dispositions permitted by Section 7.04.

         provided, however, that any Disposition pursuant to clauses (a) through
(e) shall be for fair market value.

         7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

                  (a) each Subsidiary may make Restricted Payments to Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

                  (b) Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

                  (c) Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests; and

                  (d) stock purchases or redemptions by Borrower shall be allowed but only to the extent that

                           (i) such stock purchases do not exceed $2,000,000 in
any twelve-month period;

                           (ii) such purchases or redemptions shall be limited to 50% of Free Cash Flow;

                           (iii) Borrower shall certify to Agent prior to such purchase or redemption that the Asset Coverage Ratio will be greater than 1.75:1.00 after the stock purchase or redemption and such purchase or redemption will not immediately or with the passage of time result in an Event of Default.

         7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof.

         7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower or such Subsidiary as would be obtainable by Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries.

         7.09 Margin Regulations. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.10 Equity Securities. Borrower will not, without the consent of the Required Lenders, issue any equity securities or obligations convertible to or exchangeable for equity securities or options with respect to equity securities, except in connection with the conversion of options or warrants pursuant to
Section 7.06(c) and except that Borrower may issue securities to an institutional investor in a "Private Investment in Public Equity" ("PIPE") transaction, provided, that (i) the net proceeds from the PIPE transaction shall not, without the written consent of the Required Lenders, be used for any purpose other than making payments on outstanding Committed Loans or invested in cash equivalents and short term marketable U.S. Government securities, and (ii) the PIPE transaction shall not result in an ownership change of more than 37.5% calculated as set forth under the definition of "Change of Control" in Section
1.01 hereof.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 Events of Default. Any of the following shall constitute an Event of Default:

                  (a) Non-Payment. Borrower or any other Loan Party fails to pay
         (i) when and as required to be paid herein, any amount of principal of any Loan, or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

                  (b) Specific Covenants. Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.12 or Article VII ; or

                  (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days or any default or event of default occurs under any other Loan Document; or

                  (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed; or

                  (e) Cross-Default. (i) Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) (1) to any Lender, or (2) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or
         (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

                  (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

                  (g) Inability to Pay Debts; Attachment. (i) Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

                  (h) Judgments. There is entered against Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

                  (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

                  (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document, or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or, subject to Section 7.01, is not, valid, perfected and prior to all other Liens or is terminated, revoked or declared void; or

                  (k) Change of Control. There occurs any Change of Control with respect to Borrower; or

                  (l) Material Adverse Effect. There occurs any event or circumstance that has a Material Adverse Effect.

         8.02 Remedies Upon Event of Default. If any Event of Default occurs, Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

                  (a) declare the commitment of each Lender to make Loans and any obligation of Agent to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

                  (c) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

                  (d) exercise on behalf of itself and Lenders all rights and remedies available to it and Lenders under the Loan Documents or applicable law;

         provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of Agent to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Agent or any Lender.

         8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by Agent in the following order:

                  First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to Agent in its capacity as such;

                  Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

                  Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among Lenders in proportion to the respective amounts described in this clause Third payable to them;

                  Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among Lenders in proportion to the respective amounts described in this clause Fourth held by them;

                  Fifth, to Agent, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

                  Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

         Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                                     AGENT.

         9.01 Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. All benefits and immunities provided to Agent in this Article IX shall apply to Agent as issuer of Letters of Credit with respect to any acts taken or omissions suffered by Agent in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit made by Agent, and as additionally provided herein with respect to Agent as issuer of letters of Credit.

         9.02 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 Liability of Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         9.04     Reliance by Agent.

                  (a) Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by all Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required by any instance), and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders .

                  (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         9.05 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default , except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." Agent will notify Lenders of its receipt of any such notice. Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until Agent has received any such direction, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.

         9.06 Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         9.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Agent-Related Person's own gross negligence or willful misconduct; it being agreed by all Lenders that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of Agent.

         9.08 Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         9.09 Successor Agent. Agent may resign as Agent upon 30 days' written notice to Lenders and Borrower; provided that any such resignation by Bank of America shall also constitute its resignation as Agent in its capacity of issuer of Letters of Credit. If Agent resigns under this Agreement, the Required Lenders shall appoint from among Lenders a successor Agent for Lenders, which successor Agent shall be consented to by Borrower at all times other than during the existence of a Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor Agent from among Lenders. Upon the acceptance of its appointment as successor Agent hereunder, the Person acting as such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent (including those in its capacity as issuer of Letters of Credit) and the term "Agent" shall mean such successor Agent in all such capacities and the retiring Agent's appointment, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such retiring Agent or any other Lender, other than the obligation of the successor Agent to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Agent to effectively assume the obligations of the retiring Agent with respect to such Letters of Credit. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agent and their respective agents and counsel and all other amounts due Lenders and Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Sections 2.09 and 10.04.

         Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

         9.11 Guaranty Matters. Each Lender hereby irrevocably authorizes Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by Agent at any time, each Lender will confirm in writing Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.

         9.12     Collateral Matters.

                  (a) Each Lender hereby irrevocably authorizes and directs Agent to enter into the Collateral Documents for the benefit of such Lender. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 10.01, any action taken by the Required Lenders, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders. Agent is hereby authorized on behalf of all of Lenders, without the necessity of any notice to or further consent from any Lender from time to time prior to, an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

                  (b) Each Lender hereby irrevocably authorizes Agent, at its option and in its discretion,

                           (i) to release any Lien on any property granted to or
                  held by Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; and

                           (ii) to subordinate any Lien on any property granted
                  to or held by Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document.

         Upon request by Agent at any time, each Lender will confirm in writing Agent's authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.12.

                  (c) Subject to (b) above, Agent shall (and is hereby irrevocably authorized by each Lender, to) execute such documents as may be necessary to evidence the release or subordination of the Liens granted to Agent for the benefit of Agent and Lenders herein or pursuant hereto upon the applicable Collateral; provided that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any other Loan Party in respect of) all interests retained by Borrower or any other Loan Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

                  (d) Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 9.12 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders.

                  (e) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

                  (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender; provided, however, in the sole discretion of Agent, only a waiver by Agent shall be required with respect to immaterial matters or items specified in Section 4.01(a)
         (iii) or (iv) with respect to which Borrower has given assurances satisfactory to Agent that such items shall be delivered promptly following the Closing Date;

                  (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

                  (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                  (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                  (e) change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

                  (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

                  (g) release any Guarantor from the Guaranty or release the Liens on all or substantially all of the Collateral except in accordance with the terms of any Loan Document without the written consent of each Lender;

                  (h) waive non-payment violations or waive or amend covenants without the written consent of Lenders holding in the aggregate at least 66 2/3% of the Total Outstandings, calculated in the same manner as set forth in the definition of "Required Lenders"; or

                  (i) accelerate the maturity date of any Loan without the written consent of each Lender.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to Lenders required above, affect the rights or duties of Agent under this Agreement or any other Loan Document, (A) as Administrative Agent, or (B) as Letter of Credit issuer or under any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it (including, without limitation, any reduction in any fee, charge, expense, cost or other amount payable to Agent for its own account under this Agreement in any such capacity); and (ii) the Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         10.02    Notices and Other Communications; Facsimile Copies.

                  (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered, to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, upon delivery; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and the sender has received electronic confirmation of error free receipt; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection
         (c) below), when delivered; provided, however, that notices and other communications to Agent pursuant to Article II shall not be effective until actually received by Agent. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

                  (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, Agent and Lenders. Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

                  (d) Reliance by Agent and Lenders. Agent and Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

         10.03 No Waiver; Cumulative Remedies. No failure by any Lender or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 Attorney Costs, Expenses and Taxes. Borrower agrees (a) to pay or reimburse Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement, and
(b) to pay or reimburse Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Agent and the cost of independent public accountants and other outside experts retained by Agent or any Lender. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

         10.05 Indemnification by Borrower. Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by Agent to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demand, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). The agreements in this Section shall survive the resignation of Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor.

         10.06 Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Agent or any Lender, or Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Agent upon demand its applicable share of any amount so recovered from or repaid by Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         10.07    Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or
         (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to Agent, shall not be less than $5,000,000 unless each of Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, (iii) any assignment of a Commitment must be approved by Agent, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee), and
         (iv) the parties to each assignment shall execute and deliver to Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the date of such assignment). Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

                  (c) Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Agent's Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Any Lender may, without the consent of, or notice to, Borrower or Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries (each a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Term Loans) owing to
         it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first provision to
         Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

                  (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) If the consent of Borrower to an assignment to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered to Borrower by the assigning Lender (through Agent) unless such consent is expressly refused by Borrower prior to such fifth Business Day.

                  (h) As used herein, "Eligible Assignee" means (a) a Lender;
         (b) an Affiliate of a Lender; and (c) any other Person (other than a natural Person) approved by (i) Agent and (ii) unless an Event of Default has occurred and is continuing, Borrower (such approval referred to in (i) and (ii) not to be unreasonably withheld or delayed) ); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include Borrower or any of Borrower's Affiliates or Subsidiaries.

                  (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to Borrower and Lenders, resign in its capacity as issuer of Letters of Credit hereunder (the "L/C Issuer"). In the event of any such resignation as L/C Issuer, Borrower shall be entitled to appoint from among Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of Agent as the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Borrower, Lenders and Bank of America agree that they shall amend this Agreement as necessary to reflect that Bank of America remains Agent for purposes of administering this Agreement, but has resigned in its capacity as L/C Issuer and another Lender(s) shall provide such service, including the obligation of the successor to Bank of America as L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

         10.08 Confidentiality. Each of Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or under any other Loan Document; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of a Loan Party; (g) with the consent of Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Agent or any Lender on a nonconfidential basis from a source other than Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Agent and Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers. Notwithstanding anything herein to the contrary, "Information" shall not include, and Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

         10.09 Set-off. In addition to any rights and remedies of Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to Borrower or any other Loan Party, any such notice being waived by Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify Borrower and Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Agent and each Lender, regardless of any investigation made by Agent or any Lender or on their behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.15    Governing Law; Submission to Jurisdiction.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAWS OF THE STATE OF TENNESSEE applicable to agreements made and to be performed entirely within such State; PROVIDED THAT AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TENNESSEE SITTING IN MEMPHIS, TENNESSEE OR OF THE UNITED STATES FOR THE WESTERN DISTRICT, WESTERN DIVISION, OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER, Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWER, Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. BORROWER, Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.16 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.17 Time of the Essence. Time is of the essence of the Loan Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


   SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation

   By:
        ---------------------------------------------------------

   Name:
          -------------------------------------------------------

   Title:
         --------------------------------------------------------





   NATIONAL SYSTEMS & RESEARCH CO., a Colorado corporation

   By:
        ---------------------------------------------------------

   Name:
          -------------------------------------------------------

   Title:
         --------------------------------------------------------





   REMTECH SERVICES, INC., a Virginia corporation

   By:
        ---------------------------------------------------------

   Name:
          -------------------------------------------------------

   Title:
         --------------------------------------------------------



       bank of america, n.a., as Agent

   By:
        ---------------------------------------------------------

   Name:
        -------------------------------------------------------

   Title:
        ------------------------------------------------------


       bank of america, n.a., as a Lender

   By:
        ---------------------------------------------------------

   Name:
        -------------------------------------------------------

   Title:
        ------------------------------------------------------



       FIRST TENNESSEE BANK NATIONAL ASSOCIATION

   By:
        ---------------------------------------------------------

   Name:
        -------------------------------------------------------

   Title:
        --------------------------------------------------------





 TRUSTMARK NATIONAL BANK

   By:
        ---------------------------------------------------------

   Name:
        -------------------------------------------------------

   Title:
        --------------------------------------------------------

                                  SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

Lender                       Term A Facility   Term B Facility      Committed       Aggregate      Pro Rata Share
                                                                  Loan Facility    Commitment


Bank of America, N.A.             $2,240,000      $2,755,994         $7,004,006     $12,000,000         40.00%

First Tennessee Bank               2,240,000       2,755,994          7,004,006      12,000,000         40.00%
National Association

Trustmark National Bank            1,120,000       1,377,997          3,502,003       6,000,000         20.00%

Total                            $ 5,600,000     $ 6,889,985       $ 17,510,015     $30,000,000        100.00%



                                  SCHEDULE 5.06

                                   Litigation

                                  SCHEDULE 5.09

                              Environmental Matters

                                  SCHEDULE 5.13

                                  SUBSIDIARIES
                          AND OTHER EQUITY INVESTMENTS

Part (a).         Subsidiaries That Are Borrowers.

         National Systems & Research Co.
         Remtech Services, Inc.

Part (b).         Subsidiaries That Are Guarantors.

         SCB Computer Technology of Alabama, Inc.
         NSR Information, Inc.
         Partners Resources, Inc.
         Automated Government Systems, Inc.

Part (c).         Other Equity Investments.

                                 SCHEDULE 5.19

                      CONTRACTS WITH PAYMENTS NOT DIRECTED
                   TO BLOCKED ACCOUNTS AS OF THE CLOSING DATE

                                  SCHEDULE 7.01

                                 Existing Liens

                                  SCHEDULE 7.03

                              Existing Indebtedness

                                 SCHEDULE 10.02

                              ADDRESSES FOR NOTICES

SCB COMPUTER TECHNOLOGY, INC.
3800 Forest Hill - Irene Road, Suite 100
Memphis, TN  38125
Attn:    Michael Boling
         CFO, Exec. VP - Finance, Treasurer
         Telephone:  (901)754-6577
         Facsimile:  (901)754-8463
         Electronic Mail: michael.bowling@scb.com

BANK OF AMERICA
Address for Payments, Fee Collection at Close, L/C Commission Billing Bank of America, N.A.
101 North Tryon Street
Charlotte, NC 28255
Attention:  Credit Services
Account No.:  136-621-225-0600
Ref: SCB Computer Technology
ABA# 053-000-196
Primary:          Cynthia Grembecki
                  Client Service Representative
                  Telephone:  (704) 387-1184
                  Fax:        (704) 409-0034
                  Address: One Independence Center
                           101 North Tryon Street
                           Charlotte, NC 28255-00001
Secondary:        Lori Lamb
                  Client Service Representative
                  Telephone: (704) 386-7637
                  Fax:       (704) 409-0029


Address for Receiving Letter of Credit Applications and related correspondence

Standby Letters of Credit:

Bank of America, N.A.
Trade Operations-Chicago
231 South LaSalle Street
Mail Code:  IL1-231-17-00
Chicago, Illinois  60604
Attention:        Riyaz Kaka
                  Vice President
                  Telephone:  (312).923.5924
                  Facsimile:  (312).974.0142
                  Electronic Mail:  Riyaz Kaka@BankofAmerica.com

Commercial Letters of Credit
----------------------------
Bank of America, N.A.
Trade Operations-Chicago
231 South LaSalle Street
Mail Code:  IL1-231-17-00
Chicago, Illinois  60604
Attention:        Philip Kelly
                  Vice President
                  Telephone:  312.923.0685
                  Facsimile:   312.987.6828
                  Electronic Mail:  Philip.Kelly@BankofAmerica.com


Other Notices as Agent (financial reporting requirements, bank group communications):
Primary: Bank of America, N.A.
         Attention: Paul Folino
                  Agency Officer II
                  Mail Code:  IL1 - 231-08-30
                  231 South LaSalle Street
                  Chicago, IL 60604
                  Telephone:  (312) 828-1846
                  Facsimile:  (877) 206-8413
                  Electronic Mail:  paul.l.folino@bankofamerica.com
Secondary: Bank of America, N.A.
         Attention: Ann Zeschke
                  Agency Officer II
                  Mail Code: IL1 - 231-08-30
                  231 South LaSalle Street
                  Chicago, IL  60604
                  Telephone:  (312) 828-4900
                  Facsimile:  (877) 206-1771
                  Electronic Mail:  anne.m.zeschke@bankofamerica.com


Other Notices as a Lender:
Bank of America, N.A.



Attention:


                  Telephone:
                  Facsimile:
                  Electronic Mail:  ______________@bankofamerica.com

[OTHER LENDERS]

Requests for Credit Extensions:
===================================
Mail Code:  _________________________
-----------------------------------
Attn:    ________________________
         ------------------------
         Telephone:  ___
         Facsimile:  ____
         Electronic Mail: _______@_____
         Account No.
         Ref:
         ABA#
Notices (other than Requests for Credit Extensions):
===================================
Mail Code:  _________________________
-----------------------------------
Attn:    ________________________
         ------------------------
         Telephone:  ___
         Facsimile:  ____
         Electronic Mail: _______@_____

                                      A - 1
                          Form of Committed Loan Notice

                                    EXHIBIT A

                          FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____

To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of August ____, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among SCB Computer Technology, Inc; National Systems & Research Co. and Remtech Services, Inc. ( "Borrower"), Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

         The undersigned hereby requests (select one):

           A Borrowing of Committed Loans
           A conversion or continuation of Committed Loans

         1.                           On (a Business Day).

         2.                           In the amount of $ .

         3.                           Comprised of . [Type of Committed Loan
                                      requested]

         4. For Eurodollar Rate Committed Loans: with an Interest Period of ___ months.

         [The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Credit Agreement.]


                          SCB COMPUTER TECHNOLOGY, INC.

         By:
              ---------------------------------------------------------

         Name:
                -------------------------------------------------------

         Title:
                 ------------------------------------------------------



                         NATIONAL SYSTEMS & RESEARCH CO.

          By:
                ---------------------------------------------------------

           Name:
                  -------------------------------------------------------

           Title:
                  ------------------------------------------------------



                             REMTECH SERVICES, INC.

          By:
                 ---------------------------------------------------------

            Name:
                  -------------------------------------------------------

            Title:
                   ------------------------------------------------------

                                      B- 1
                          Form of Term A Facility Note
                                  EXHIBIT B - 1


                      FORM OF TERM A FACILITY NOTE #_______


         $_____________________                                August ___, 2003

                  FOR VALUE RECEIVED, the undersigned, SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation, NATIONAL SYSTEMS & RESEARCH CO., a Colorado corporation, and REMTECH SERVICES, INC., a Virginia corporation (collectively the "Borrower"), hereby promises to pay to the order of _________________________, its successors and assigns, by making payments to BANK OF AMERICA, N.A., as Administrative Agent (the "Agent"), at its office at 101 N. Tryon Street, Charlotte, NC 28255 in lawful money of the United States and in immediately available funds the sum of _________________ Dollars in eight (8) consecutive quarterly installments of ________________________ Dollars ($_______________)
         each on the ______ day of November, February, May and August commencing November ____ , 2003, and ending August ___ , 2005, providing however, that the last such installment shall include the amount necessary to repay in full the unpaid principal amount of this Term A Facility Note, and to pay interest from the date of this Term A Facility Note until such principal amounts become due (computed on the basis as provided for in the Credit Agreement) on the unpaid principal amount of the Term A Facility Note, at a rate per annum equal to the Applicable Rate as defined in the Credit Agreement dated August ___ , 2003 between Borrower, Agent, and the other Lenders parties thereto (the "Credit Agreement").

                  If any installment of this Term A Facility Note becomes due and payable on Saturday, Sunday, or business holiday in the State of Tennessee, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.

                  This Term A Facility Note is one of the Term A Facility Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Term A Facility Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Term A Facility note upon the terms and conditions specified in the Credit Agreement. This Term A Facility Note is secured by Collateral Agreements referred to in the Credit Agreement, reference to which is hereby made for a description of the collateral provided for under the Collateral Agreement and the rights of the Borrower and the Agent with respect to such collateral.

                  This Term A Facility Note shall be governed by the laws of the State of Tennessee, provided that, as to the maximum rate of interest which may be charged or collected, if the laws applicable to the Holder permit it to charge or collect a higher rate than the laws of the State of Tennessee, then such law applicable to the Holder shall apply to the Holder under this Term A Facility Note.




      SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation

      By:
           ---------------------------------------------------------

      Name:
             -------------------------------------------------------

      Title:
            --------------------------------------------------------





      NATIONAL SYSTEMS & RESEARCH CO., a Colorado corporation

      By:
           ---------------------------------------------------------

      Name:
             -------------------------------------------------------

      Title:
            --------------------------------------------------------





      REMTECH SERVICES, INC., a Virginia corporation

      By:
           ---------------------------------------------------------

      Name:
             -------------------------------------------------------

      Title:
            --------------------------------------------------------

                                      B- 3
                          Form of Term B Facility Note
                                  EXHIBIT B - 1


                     FORM OF TERM B FACILITY NOTE #________


         $______________________                                August ___, 2003

                  FOR VALUE RECEIVED, the undersigned, SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation, NATIONAL SYSTEMS & RESEARCH CO., a Colorado corporation, and REMTECH SERVICES, INC., a Virginia corporation (collectively the "Borrower"), hereby promises to pay to the order of ______________________________, its successors and assigns, by making payments to BANK OF AMERICA, N.A., as Administrative Agent (the "Agent"), at its office at 101 N. Tryon Street, Charlotte, NC 28255 in lawful money of the United States and in immediately available funds in the sum of __________________ Dollars ($___________________) in thirty-seven (37) consecutive monthly installments of ______________________________________ Dollars
         ($__________________) each commencing September 15, 2003, and ending September 15, 2006, providing however, that on October 6, 2006 Borrower shall repay in full the unpaid principal amount of this Term B Facility Note, and to pay interest from the date of this Term B Facility Note until such principal amounts become due (computed on the basis as provided for in the Credit Agreement) on the unpaid principal amount of the Term B Facility Note at a rate equal to the Applicable Rate as defined in the Credit Agreement dated August ___ , 2003 between Borrower, Agent, and the other Lenders parties thereto (the "Credit Agreement").

                  If any installment of this Term B Facility Note becomes due and payable on Saturday, Sunday, or business holiday in the State of Tennessee, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.

                  This Term B Facility Note is one of the Term B Facility Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Term B Facility Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Term B Facility note upon the terms and conditions specified in the Credit Agreement. This Term B Facility Note is secured by Collateral Agreements referred to in the Credit Agreement, reference to which is hereby made for a description of the collateral provided for under the Collateral Agreement and the rights of the Borrower and the Agent with respect to such collateral.

                  This Term B Facility Note shall be governed by the laws of the State of Tennessee, provided that, as to the maximum rate of interest which may be charged or collected, if the laws applicable to the Holder permit it to charge or collect a higher rate than the laws of the State of Tennessee, then such law applicable to the Holder shall apply to the Holder under this Term B Facility Note.




           SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation

           By:
                ---------------------------------------------------------

           Name:
                  -------------------------------------------------------

           Title:
                 --------------------------------------------------------





           NATIONAL SYSTEMS & RESEARCH CO., a Colorado corporation

           By:
                ---------------------------------------------------------

           Name:
                  -------------------------------------------------------

           Title:
                 --------------------------------------------------------





           REMTECH SERVICES, INC., a Virginia corporation

           By:
                ---------------------------------------------------------

           Name:
                  -------------------------------------------------------

           Title:
                 --------------------------------------------------------

                                       C-1
                           Form of Committed Loan Note
                                    EXHIBIT C

                               FORM OF NOTE #_____
                                (Committed Loans)

$__________________________                                  August ____, 2003

         FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby promises to pay to the order of _____________________, its successors and assigns ("Lender") by making payments to Bank of America, N.A., as Administrative Agent ("Agent"), in accordance with the provisions of the Agreement (as hereinafter defined) the principal amount of each Loan from time to time made by Lender to Borrower under that certain Credit Agreement, dated as of August ____, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Borrower, Lenders from time to time party thereto ("Lenders"), and Agent.

         Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Agent for the account of Lender in Dollars in immediately available funds at Agent's Office located at 101 N. Tryon Street, Charlotte, NC 28255. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by Lenders shall be evidenced by one or more loan accounts or records maintained by Lenders in the ordinary course of business. Agent may also attach schedules to this Note and endorse thereon the date, amount and maturity of Lenders' Loans and payments with respect thereto.

         Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE.


   SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation

   By:
        ---------------------------------------------------------

   Name:
          -------------------------------------------------------

   Title:
           ------------------------------------------------------


   NATIONAL SYSTEMS & RESEARCH CO., a Colorado corporation

   By:
        ---------------------------------------------------------

   Name:
          -------------------------------------------------------

   Title:
           ------------------------------------------------------





   REMTECH SERVICES, INC., a Virginia corporation

   By:
        ---------------------------------------------------------

   Name:
          -------------------------------------------------------

   Title:
           ------------------------------------------------------


                     LOANS AND PAYMENTS with respect thereto

                                                                              Amount of        Outstanding
                                                                             Principal or       Principal
                       Type of Loan     Amount of Loan   End of Interest    Interest Paid      Balance This
       Date                Made              Made             Period          This Date            Date        Notation Made By
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------


                                      D -1
                         Form of Compliance Certificate
                                    EXHIBIT D
                         form of COMPLIANCE CERTIFICATE

                                            Financial Statement Date:_________


To:      Bank of America, N.A., as Agent

Ladies and Gentlemen:

          Reference is made to that certain Credit Agreement, dated as of August ____, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among SCB Computer Technology, Inc., National Systems & Research Company, Inc. and Remtech Services, Inc. ( "Borrower"), Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

        The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on behalf of Borrower, and that:

            [Use following for fiscal year-end financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

           [Use following for fiscal quarter-end financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and

                                  [select one:]
         [to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

                                     --or--
         [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

         4. The representations and warranties of the Borrower contained in
Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

         5. The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of

         -------------------------,  ---------------.


    SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation

    By:
         ---------------------------------------------------------

    Name:
           -------------------------------------------------------

    Title:
            ------------------------------------------------------



    NATIONAL SYSTEMS & RESEARCH CO., a Colorado corporation

    By:
         ---------------------------------------------------------

    Name:
           -------------------------------------------------------

    Title:
            ------------------------------------------------------



    REMTECH SERVICES, INC., a Virginia corporation

    By:
         ---------------------------------------------------------

    Name:
           -------------------------------------------------------

    Title:
            ------------------------------------------------------

        For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.       Section 6.12(a) -Tangible Net Worth.

         A. Tangible Net Worth at Statement Date:

                  1. Total Assets: $

                  2. Total Liabilities: $

                  3.       Tangible Net Worth (Line I.A.1 less Line I.A.2):                  $
                                                                                             ---------------------



         B.       1.       $_________, plus                                                  $
                                                                                              ---------------------

                  2.       the sum of 50% of net income after income taxes
                           (without subtracting losses) earned in each quarterly
                           accounting period commencing after closing, plus                  $
                                                                                              ---------------------

                  3. the net proceeds from any equity securities issued after the date of the Agreement, plus $

                  4.       any increase in stockholder's equity resulting from
                           the conversion of
                           debt securities to equity security after the date of this         $
                            Agreement                                                         -------------------

                  5.       Minimum Required Tangible Net Worth (I.B.1 plus I.B.2 plus I.B.3
                           plus I.B.4)                                                       $
                                                                                              ---------------------



         C. Excess (deficient) for covenant compliance (Line I.A.3 less I.B.5):              $
                                                                                              ---------------------


II.      Section 6.12(b) - Total Debt to EBITDA Ratio.

         A.       Total Debt
         1.       all outstanding liabilities for borrowed money plus other
                  interest-bearing liabilities, including
                  current and long-term liabilities,                                         $
                                                                                              ---------------------

         B. EBITDA
         1.       net income, plus                                                           $
                              ----                                                            ---------------------
         2.       tax expense, plus                                                          $
                               ----                                                           ---------------------
         3.       interest expense, plus                                                     $
                                    ----                                                      ---------------------
         4.       depreciation, amortization, less                                           $
                                              ----                                            ---------------------
         5.       extraordinary gains                                                         ($                  )
                                                                                                ------------------
         6.       Total EBITDA                                                               $
                                                                                              ---------------------

         C.       Ratio (Line II.A.1 / Line II.B.6):                                             ___________ to 1.0
         Minimum Required:    2.75 to 1.0


III.     Section 6.12(c) - Senior Debt to EBITDA  Ratio.

         A.       Senior Debt
         1.       all outstanding liabilities for borrowed money plus other
                  interest-bearing liabilities, including
                  current and long-term liabilities, less                                    $
                                                     ----                                     ---------------------
         2.       Subordinated Liabilities                                                   ($                   )
                                                                                               -------------------
         3.       Total Senior Debt                                                          $
                                                                                              ---------------------

         B. EBITDA
         1.       net income, plus                                                           $
                              ----                                                            ---------------------
         2.       tax expense, plus                                                          $
                               ----                                                           ---------------------
         3.       interest expense, plus                                                     $
                                    ----                                                      ---------------------
         4.       depreciation and amortization, less                                        $
                                                 ----                                         ---------------------
         5.       extraordinary gains                                                         ($___________________)
         6.       Total EBITDA                                                               $
                                                                                              ---------------------

         C.       Ratio (Line III.A.3 / Line III.B.6):                                           ___________ to 1.0
         Minimum Required:    2.00 to 1.0

IV.      Section 6.12(d) - Minimum Fixed Charge Ratio.

         A. EBITDA
         1.       net income, plus                                                           $
                              ----                                                            ---------------------
         2.       tax expense, plus                                                          $
                               ----                                                           ---------------------
         3.       interest expense                                                           $
                                                                                              ---------------------
         4.       depreciation and amortization, less                                        $
                                                 ----                                         ---------------------
         5.       extraordinary gains
                  ($-------------------)
         6.       Total EBITDA                                                               $
                                                                                              ---------------------
         7.       minus cash taxes                                                           ($                   )
                                                                                               -------------------
         8.       Total                                                                      $
                                                                                              ---------------------

         B.       Fixed Charges
         1.       interest expense, plus                                                     $
                                    ----                                                      ---------------------
         2.       scheduled principal payments of the indebtedness, plus                     $
                                                                    ----                      ---------------------
         3.       the current portion of capitalized lease obligations, plus                 $
                                                                        ----                  ---------------------
         4.       non-acquisition maintenance capital expenditures                           $
                                                                                              ---------------------
         5.       Total Fixed Charges                                                        $
                                                                                              ---------------------


         C.       Ratio (Line IV.A.8 / Line IV.B.5) Minimum Required: 1.25 to                $
                  1.0                                                                          ---------------------



V.       Section 6.12(e) - Asset Coverage Ratio.

         A.       Eligible Assets $

         B.       Principal Outstanding on Committed Loan Facility and Term A Facility       $
                                                                                              ---------------------
                  1.       Committed Loan Facility, plus                                     $
                                                    ----                                      ---------------------
                  2.       Term A Facility                                                   $
                                                                                              ---------------------
                  3.       Total                                                             $
                                                                                              ---------------------

         C.       Ratio (Line V.A. / Line V.B.3.)                                                ___________ to 1.0

                  Minimum Required:
                           From the Closing Date through October 30, 2003                    1.3:1.0
                           From October 30, 2003 through January 30, 2004                    1.4:1.0
                           From January 30, 2004 and thereafter                              1.5:1.0




                                      E - 1
                   Form of Assignment and Assumption Agreement
                                    EXHIBIT E

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                This Assignment and Assumption Agreement (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

                For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below, (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, to the extent included in any such facilities and Letters of Credit) included in such facilities and, (ii) to the extent permitted to be assigned under applicable law, all claims, including, without limitation, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.       Assignor:         ______________________________

2.       Assignee:         ______________________________ [and is an Affiliate
         of Assignor]

3. Borrower(s): SCB Computer Technology, Inc., National Systems & Research Company, Inc. and Remtech Services, Inc.

4.       Agent: Bank of America, N. A., as Agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement, dated as of August ____, 2003, among SCB Computer Technology, Inc., Lenders parties thereto, and Agent

6.       Assigned Interest:


                                         Aggregate
                                         Amount of                      Amount of                   Percentage
                                      Commitment/Loans               Commitment/Loans               Assigned of
      Facility Assigned               for all Lenders                    Assigned                Commitment/Loans

        -------------                $----------------              $----------------             --------------%
        -------------                $----------------              $----------------             --------------%
        -------------                $----------------              $----------------             --------------%



          Effective Date: __________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

         The terms set forth in this Assignment are hereby agreed to:

   ASSIGNOR
                             [NAME OF ASSIGNOR]

                             By: _____________________________
    Title:

   ASSIGNEE
                             [NAME OF ASSIGNEE]

                             By: _____________________________
    Title:
Consented to and Accepted:

Bank of America, N.A., as
  Agent

By: _________________________________
      Title:

Consented to:

SCB COMPUTER TECHNOLOGY, INC.
By: _________________________________
      Title:_____________________________


NATIONAL SYSTEMS & RESEARCH CO.

By: _________________________________
      Title:_____________________________


REMTECH SERVICES, INC.

By: _________________________________
      Title:_____________________________

                                      E - 3
             Annex 1 to Form of Assignment and Assumption Agreement
                 ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT



                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

                            AND ASSUMPTION AGREEMENT

                1. Representations and Warranties.

                1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents , or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                1.3 Assignee's Address for Notices, etc. Attached hereto as
Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

                2. Payments. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the State of ____________________ (confirm that choice of law provision parallels the Credit Agreement].

                                      E - 4
            Schedule 1 to Form of Assignment and Assumption Agreement
                SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                             ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

                                      F - 1
                   Asset Coverage Ratio Compliance Certificate

                                    EXHIBIT F

                   ASSET COVERAGE RATIO COMPLIANCE CERTIFICATE



I.       Section 6.12(e) - Asset Coverage Ratio.

         A.



         1.       Billed A/R                                                                 $ ____________

         2.       Less: payroll reserve                     $ ____________

         3.       Eligible Billed A/R                                                        $ ____________

         4.       Estimated Unbilled A/R                    $ ____________

         5.       Less: Payroll Reserve                     $ ____________

         6.       Eligible Unbilled A/R                                                      $ ____________

         7.       Fixed Assets                              $ ____________

         8.       Less:  Accumulated Depr.                  $ ____________

         9.                Leasehold improvements           $ ____________

         10. Assets associated with the
                           IBM/Honeywell SOW #4903AT0005    $ ____________
         11.      Net Fixed Assets                                                           $ __________________

         12.      Total Eligible Assets                                                      $ __________________



         B. Principal Outstanding on Committed Loan Facility and Term A Facility

                  1.       Committed Loan Facility, plus                                     $
                                                    ----                                      ---------------------
                  2.       Term A Facility                                                   $
                                                                                              ---------------------
                  3.       Total                                                             $
                                                                                              ---------------------

         C.       Ratio (Line A.12. / Line B.3.)                                                 ___________ to 1.0

                  Minimum Required:
                           From the Closing Date through October 30, 2003                    1.3:1.0
                           From October 30, 2003 through January 30, 2004                    1.4:1.0
                           From January 30, 2004 and thereafter                              1.5:1.0


                                      G - 1
                                 Backlog Report
                                    EXHIBIT G

                          BANK OF AMERICA Company Name
                  --------------------------------------------
                      BACKLOG REPORT Backlog Report as of

                          ----------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Government      Agency        Type    Description   Original   Final/   Contract  Amount  Billings  Funded    Unfunded       Total
Contract Number   Name &    (CPFF; FFP,               Contract  Renewal     Value   Funded  to Date  Remaining  Remaining    Backlog
                  Address    8(a) etc.)                 Date      Date                                  (A)        (B)      (Sum of
                                                                                                                             A & B)
------------------------------------------------------------------------------------------------------------------------------------




























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